UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 3, 2026, the Compensation and Human Resources Committee of the Board of Directors of Commerce Bancshares, Inc. (the Company) approved the base salary for 2026 (effective March 28, 2026) and the payment of cash bonuses to the Company’s CEO and its other named executive officers, as listed in the table below. The cash bonuses include performance-based compensation in accordance with the Company’s Executive Incentive Compensation Plan. The Committee also approved a new design for the long-term incentive awards to be made in 2026 under the Company’s Equity Incentive Plan. The total award value is determined discretionarily (with guideline ranges) and is split across two weighted categories at time of grant: one-third (33.3%) of the award are time-vested restricted stock units (RSUs) and two-thirds (66.6%) are performance-vested RSUs.

		2026 Salary	2025 Performance Based Bonus	Performance-vested Restricted Stock Units	Time-vested Restricted Stock Units
Executive Officer	Title	$	$	#	#
John W. Kemper	President & CEO	$1,050,000	$2,313,108	36,076	18,038
Charles G. Kim	Executive Vice President & CFO	619,126	802,483	5,931	4,831
Kevin G. Barth	Executive Vice President	619,126	802,483	5,931	2,965
Robert S. Holmes	Executive Vice President	547,690	683,315	5,349	3,607
John K. Handy	Executive Vice President	547,690	662,918	6,005	7,667

Time-vested RSUs cliff vest at the end of the three-year period, commencing on the date of grant, subject to grantee's continued employment through the vest date, and subject to certain exceptions described in the award agreement. Vested time-vested RSUs will settle in shares of Company common stock (on a one share for one unit basis) on the vesting date.

Performance-vested RSUs will cliff vest at the end of the three-year period if certain performance goals are achieved over a three-year period, subject to the grantee's continued employment through the vesting date, and subject to certain exceptions described in the award agreement. Units earned at vesting of the performance-based RSUs will be based on the Company's three-year performance of two equally weighted metrics: Adjusted Return on Average Equity (excluding the impact of Accumulated Other Comprehensive Income) and Diluted Earnings Per Share Growth (before extraordinary items). Based on the Company's performance of these equally weighted metrics relative to the Company's defined compensation peer group, the actual number of units earned may range from 0% to 200% of the target granted units. Earned units are subsequently subject to a Total Shareholder Return (TSR) modifier, which may adjust the number of earned units up or down by 20% based on the Company's relative three-year TSR compared to the same defined compensation peer group. Performance-vested RSUs will settle in shares of Company common stock (on a one share for one unit basis) upon the release date following the performance assessment and vesting certification by the Compensation and Human Resources Committee.

Unvested RSUs generally will be forfeited upon termination of employment; however, special vesting rules will apply in the case of death, disability or retirement, or a change in control of the Company, in the same manner as previously described for awards of restricted stock, stock options and stock appreciation rights in the Company’s 2025 Proxy Statement. The Notice of Grant of Award and Award Agreement for both time-vested and performance-vested RSU also contain provisions regarding non-solicitation of employees and customers and a prohibition on hedging and short-sale transactions involving Company securities. Copies of the forms of Award Agreements for the time-vested RSUs and the performance-vested RSUs will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Exhibits

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: February 9, 2026